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                              Day Neilson
                         CHARTERED ACCOUNTANTS


GTR: SMcF
(AGL:CONSENT:FW)

31 March 1997

Mr Scott Museles
Morgan Lewis & Bockius, LLP
1800 M Street NW
WASHINGTON DC 20036
USA

Dear Sir

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 of U.S. Office Products Company of our report dated 23 September 1996, relating to the financial statements of H & P Stationery Pty Ltd, which appear in this Current Report on Form 8-K dated September 23, 1996 of U.S. Office Products Company.

Yours sincerely

/s/ Graeme T. Ross

Partner
Day Neilson
Chartered Accountants
Geelong, Australia.

31 March 1997